EXHIBIT 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

N/A	95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

700 South Flower Street, Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Legal Department The Bank of New York Mellon Trust Company, N.A. One Wall Street, 15th Floor New York, NY 10286 (212) 635-1270
(Name, address and telephone number of agent for service)

EL PASO ELECTRIC COMPANY
(Exact name of obligor as specified in its charter)

Texas	74-0607870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton	79901
El Paso, Texas	(Zip code)
(Address of principal executive offices)

Senior Debt Securities and Subordinated Debt Securities
(Title of the indenture securities)

Item 1.    General information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency - United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.    List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are Incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-l filed on September 8, 2008 in connection with Registration Statement No. 333‑135006)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T‑1 filed January 11, 2005 in connection with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T‑1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-l filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 0lth day of December, 2011.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By: /s/ Rafael Martinez
Name:    Rafael Martinez
Title:    Senior Associate